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                                                                   EXHIBIT (12)


                              HONEYWELL INC. AND SUBSIDIARIES
                 COMBINED WITH PROPORTIONAL SHARES OF 50% OWNED COMPANIES

                    COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                        (Unaudited)


(Dollars in Millions)
                                                     Six Months Ended
                                                       July 2, 1995
                                                     ----------------
Income before Income Taxes.........................      $ 187.20

Deduct:
   Equity income..................................           7.10
                                                         --------
   Subtotal.......................................         180.10

Add (deduct):
   Dividends from less than 50% owned companies...            -

   Proportional share of income (loss) before
      income taxes of 50% owned companies.........           0.23
                                                         --------
Adjusted income...................................         180.33
                                                         --------
Fixed Charges
   Interest on indebtedness.......................          41.70
   Amortization of debt expense...................           1.48
   Interest portion of rent expense...............          24.33
                                                         --------
Total Fixed Charges...............................          67.51
                                                         --------
Total Available Income............................        $247.84
                                                         --------
                                                         --------
Ratio of Earnings to Fixed Charges................           3.67
                                                         --------
                                                         --------
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